On September 27, 2005, the Fund's Audit Committee recommended that PwC be terminated as the Fund's independent registered public accounting firm effective on the completion of services related to the audit of the July 31, 2005 financial statements and the Board concurred. On the same date, the Fund's Audit Committee approved the engagement of Ernst & Young LLP ("Ernst & Young") as the Fund's new independent registered public accounting firm for the fiscal year ending July 31, 2006. Ernst & Young is located at Sears Tower, 233 S. Wacker Drive, Chicago, Illinois 60606. The reports of PwC on the Fund's financial statements for each of the last two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. There have been no disagreements with PwC during the Fund's two most recent fiscal years and any subsequent interim period on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their reports on the financial statements for such years.

The Fund has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated March 31, 2006, is filed as an exhibit to this Form N-SAR.

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PRICEWATERHOUSECOOPERS
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                                                  PricewaterhouseCoopers LLP
                                                  PricewaterhouseCoopers Center
                                                  300 Madison Avenue
                                                  New York, NY 10017
                                                  Telephone (646) 471 3000
                                                  Facsimile (813) 286 6000



March 31, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by MBIA Capital/Claymore Managed Duration Investment Grade Municipal Fund (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 77K of Form N-SAR, as part of the Form N-SAR of MBIA Capital/Claymore Managed Duration Investment Grade Municipal Fund dated March 31, 2006. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP